EXHIBIT 99.7
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                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR
         PURSUANT TO RULE 438 OF THE SECURITIES ACT OF 1933, AS AMENDED

      I, Paul A. Larson, Jr., hereby consent to being named as a nominee for director of Central Jersey Bancorp in the Joint Proxy Statement/Prospectus of Monmouth Community Bancorp and Allaire Community Bank, as filed with the Securities and Exchange Commission on October 1, 2004 as part of a Registration Statement on Form S-4 of Monmouth Community Bancorp, and in any amendments or supplements thereto.

                                                 /s/ Paul A. Larson, Jr.
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                                                 Paul A. Larson, Jr.